UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 10, 2011

COSINE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-30715	94-3280301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

61 East Main Street, Suite B Los Gatos, California 95030
(Address of principal executive offices) (Zip Code)

(408) 399-6494
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On January 10, 2011, CoSine Communications, Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”) as described in the definitive Proxy Statement relating to the Meeting filed with the Securities and Exchange Commission on November 29, 2010.  At the Meeting, the Company’s stockholders approved each of the following two amendments to the Company’s certificate of incorporation, which together are intended to enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations.

A.
To effect a 1-for-500 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), by amending the Company’s Fourth Amended and Restated Certificate of Incorporation.

Votes For	Votes Against	Abstentions
8,271,032	1,433,514	78,576

B.
To effect a 500-for-1 forward stock split the (“Forward Stock Split”) of the Common Stock to occur immediately following the Reverse Stock Split of the Common Stock, also by amending the Company’s Fourth Amended and Restated Certificate of Incorporation.

Votes For	Votes Against	Abstentions
8,211,861	1,438,686	78,575

Upon approval of the Reverse Stock Split and Forward Stock Split by FINRA, the Company expects to file with the Delaware Secretary of State the necessary Certificates of Amendment of its Fourth Amended and Restated Certificate of Incorporation to effect both the Reverse Stock Split and the Forward Stock Split.

Item 8.01. Other Events

On January 10, 2011, the Company issued a press release reporting the results of the Meeting.  The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

99.1	Press Release, dated January 10, 2011, of CoSine Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 10, 2011	By:	/s/Terry R. Gibson
Terry R. Gibson,
Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer and Duly Authorized Officer)

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release, dated January 10, 2011, of Cosine Communications, Inc.